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                                                                   EXHIBIT 23(e)





                      CONSENT OF FRIDAY, ELDREDGE & CLARK



   We consent to the references to our firm in the S-4 Registration Statement of First United Bancshares, Inc. in connection with the issuance of its common stock to acquire Citizens National Bancshares of Hope, Inc.


Little Rock, Arkansas                      FRIDAY, ELDREDGE & CLARK
December 31, 1997

                                           /s/  Friday, Eldredge & Clark
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